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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) November 20, 2002
(November 20, 2002)

STORAGE TECHNOLOGY CORPORATION
(Exact Name of Registrant As Specified In Its Charter)

Delaware (State or jurisdiction of incorporation)	1-7534 (Commission File Number)	84-0593263 (IRS Employer Identification No.)
One StorageTek Drive, Louisville, Colorado 80028-4309 (Address of Principal Executive Offices) (Zip Code)
Registrant's telephone number, including area code (303) 673-5151
Not applicable (Former Name or Former Address, if Changed Since Last Report)

Item 7.(c)    Exhibits.

99.1
Prepared Slide Presentations of Storage Technology Corporation ("StorageTek") for our analyst meeting to be held on November 20, 2002 (the "Analyst Meeting").

Item 9.    Regulation FD Disclosure.

        As previously announced, we will conduct a live audio webcast of our Analyst Meeting on Wednesday, November 20, 2002. Information about listening to the webcast is available at our website, www.storagetek.com. Attached to this Form 8-K as Exhibit 99.1 are the prepared slide presentations for the Analyst Meeting.

        Certain statements, projections and forecasts contained in the Exhibit regarding StorageTek's future performance and financial results, future products, and business plans constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements can be identified by the use of words such as "may", "will", "should", "expects", "plans", "anticipates", and "believes." There are a number of risks and uncertainties that could cause our actual results to differ materially.

        Some of these risks and uncertainties include our ability to develop, manufacture and market new products and services successfully; the effect of product mix and distribution channel mix on our gross margins; our ability to continue to increase productivity; customer acceptance of new technologies and standards; competitive pricing pressures; rapid technological changes in the markets in which we compete; our ability to attract and retain highly skilled employees; our ability to protect and develop intellectual property rights to manufacture existing and new products and deliver new and existing services without infringing upon the rights of other; our reliance on certain sole source suppliers; potential delivery delays from sub-contractors and increased lead time in ordering parts and components for our products that could result in reducing our control over delivery schedules and affect our ability to fulfill customer orders in a timely manner; general economic conditions in the United States and globally; and other risks described in StorageTek's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K that are filed with the Securities and Exchange Commission and which are available on the SEC's website.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 20, 2002	Storage Technology Corporation
	By:	/s/ THOMAS G. ARNOLD Vice President, Corporate Controller

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  Item 7.(c) Exhibits.
  Item 9. Regulation FD Disclosure.
SIGNATURE